UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2015

General Communication, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Term Loan B
On February 2, 2015, GCI Holdings, Inc., a wholly owned subsidiary of General Communication, Inc. ("GCI"), entered into a Fourth Amended and Restated Credit and Guarantee Agreement with Credit Agricole Corporate and Investment Bank, as administrative agent, and MUFG Union Bank, N.A. and Suntrust Bank, as co-syndication agents ("Amended Senior Credit Facility"). The Amended Senior Credit Facility includes the ability to add $275 million of a Term Loan B to the facility.

The Term Loan B was arranged by SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Credit Agricole Corporate and Investment Bank. Proceeds from the Term Loan B were used to finance the acquisition of Alaska Communications Systems Group, Inc.'s ("ACS") wireless subscriber base and its one-third interest in The Alaska Wireless Network, LLC ("AWN"). The interest rate under the Term Loan B is LIBOR plus 3.75 percent, with a one percent LIBOR floor. The Term Loan B will mature on February 2, 2022 or December 3, 2020 if the 6.75 percent Senior Notes due 2021 of GCI, Inc. are not refinanced prior to such date. The terms of the Term Loan B include customary representations and warranties, customary affirmative and negative covenants and customary events of default. The obligations under the Term Loan B are secured by a security interest on substantially all of the assets of GCI Holdings, Inc. and the subsidiary guarantors, and on the stock of GCI Holdings, Inc.

Searchlight Note
On February 2, 2015, GCI completed the previously announced transaction with Searchlight ALX, L.P. (“Searchlight”), pursuant to which GCI agreed to sell an unsecured promissory note to Searchlight in the principal amount of $75 million, which note will mature in eight years and will bear interest at a rate of seven and one-half percent (7.5%) per annum. A portion of the proceeds from the Searchlight note were used to finance the ACS transaction described above and the remainder will be used for general corporate purposes. GCI entered into a Stock Appreciation Rights Agreement pursuant to which GCI issued to Searchlight three million stock appreciation rights which entitles Searchlight to receive, upon exercise, an amount payable at the election of GCI in either cash or shares of GCI’s Class A common stock equal in value to the excess of the fair market value of a share of Class A common stock on the date of exercise over the exercise price of $13.00.

Item 8.01 - Other Events

On February 2, 2015, GCI and ACS announced that they have completed the previously announced transaction under which ACS agreed to sell its wireless subscriber base and its one-third interest in AWN to GCI for $300 million. A copy of the press release is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by General Communication, Inc. on February 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: February 3, 2015

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by General Communication, Inc. on February 2, 2015